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EXHIBIT 21


        LIST OF RALCORP HOLDINGS, INC. SUBSIDIARIES


Bremner, Inc.
State of Incorporation:  Nevada

Flavor House Products, Inc.
State of Incorporation:  Delaware

National Oats Company
State of Incorporation:  Nevada

Nutcracker Brands, Inc.
Commonwealth of Incorporation:  Massachusetts

RH Financial Corporation
State of Incorporation:  Nevada

Ralston Foods Sales, Inc.
State of Incorporation:  Nevada

Sugar Kake Cookie Inc.
State of Incorporation:  New York

Sugar Kake Cookie of Canada Ltd.
Province of Incorporation: Ontario

Wortz Company
State of Incorporation:  Arkansas